UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 3, 2011

Wal-Mart Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Shareholders’ Meeting of Wal-Mart Stores, Inc. (the “Company”) was held on June 3, 2011 in Fayetteville, Arkansas. At that meeting, the Company’s shareholders voted on the matters set forth below.

Election of Directors

The Company’s shareholders elected for one-year terms all persons nominated for election as directors as set forth in the Company’s proxy statement dated April 18, 2011. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Aida M. Alvarez	2,859,928,456	52,545,582	2,749,152	248,522,010
James W. Breyer	2,899,437,610	13,089,642	2,695,938	248,522,010
M. Michele Burns	2,877,388,089	35,175,451	2,659,650	248,522,010
James I. Cash, Jr.	2,906,203,608	6,339,722	2,679,860	248,522,010
Roger C. Corbett	2,896,506,724	15,475,432	3,241,034	248,522,010
Douglas N. Daft	2,905,398,050	6,600,112	3,225,028	248,522,010
Michael T. Duke	2,901,331,994	11,246,012	2,645,184	248,522,010
Gregory B. Penner	2,894,380,964	18,058,592	2,783,634	248,522,010
Steven S Reinemund	2,896,921,125	15,609,980	2,692,085	248,522,010
H. Lee Scott, Jr.	2,885,619,584	26,995,256	2,608,350	248,522,010
Arne M. Sorenson	2,855,121,448	57,451,417	2,650,325	248,522,010
Jim C. Walton	2,891,036,048	21,677,157	2,509,985	248,522,010
S. Robson Walton	2,889,274,073	23,427,081	2,522,036	248,522,010
Christopher J. Williams	2,905,614,492	6,869,701	2,738,997	248,522,010
Linda S. Wolf	2,905,230,048	6,315,526	3,677,616	248,522,010

Company Proposals

Ratification of Independent Accountants. The Company’s shareholders voted upon and approved the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered accounting firm for the fiscal year ending January 31, 2012. The votes on this proposal were as follows:

For	Against	Abstain
3,146,131,563	14,386,106	3,227,531

There were no broker non-votes with respect to this proposal.

Advisory Vote on Executive Compensation. The Company’s shareholders voted upon and approved, by nonbinding, advisory vote, the compensation of our named executive officers. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
2,881,220,955	28,875,626	5,126,609	248,522,010

Frequency of Future Advisory Votes on Executive Compensation. The Company’s shareholders voted upon a nonbinding, advisory proposal regarding the frequency of future advisory votes on the compensation of our named executive officers. The votes on this proposal were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
2,813,769,720	8,536,475	88,219,490	4,697,505	248,522,010

Based on this result and in accordance with the previous recommendation of the Company’s Board of Directors, the Company will hold a nonbinding, advisory vote on the compensation of its named executive officers annually until the next required vote on the frequency of shareholder votes on executive compensation.

Shareholder Proposals

The Company’s shareholders voted upon and rejected a shareholder proposal regarding an amendment to the Company’s equal employment opportunity policy to explicitly prohibit discrimination based on gender identity and to implement that amended non-discrimination policy. The votes on the proposal were as follows:

For	Against	Abstain	Broker Non-Votes
293,442,033	2,437,063,431	184,717,726	248,522,010

The Company’s shareholders voted upon and rejected a shareholder proposal regarding preparing a report on the Company’s political contributions. The votes on the proposal were as follows:

For	Against	Abstain	Broker Non-Votes
367,713,799	2,402,443,379	145,066,012	248,522,010

The Company’s shareholders voted upon and rejected a shareholder proposal regarding shareholders being permitted to call special shareholders’ meetings. The votes on the proposal were as follows:

For	Against	Abstain	Broker Non-Votes
539,951,596	2,369,864,157	5,407,437	248,522,010

The Company’s shareholders voted upon and rejected a shareholder proposal regarding annual sustainability reports by the Company’s suppliers. The votes on the proposal were as follows:

For	Against	Abstain	Broker Non-Votes
55,074,457	2,701,517,212	158,631,521	248,522,010

The Company’s shareholders voted upon and rejected a shareholder proposal regarding preparing a report on business risks related to climate change. The votes on the proposal were as follows:

For	Against	Abstain	Broker Non-Votes
30,202,116	2,736,239,405	148,781,669	248,522,010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2011

WAL-MART STORES, INC.

By:	/s/ Gordon Y. Allison
Gordon Y. Allison
Vice President and General Counsel, Corporate

5